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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934

         Date of Report (Date of earliest event reported): May 6, 2002

                                 NAVIDEC, INC.
                                 -------------
             (Exact name of registrant as specified in its charter)

Colorado                             0-29098                 33-0502730
--------                             ----------------        -------------
(State or other jurisdiction         (Commission             (IRS Employer
of incorporation)                    File Number)            Identification No.)


        6399 S. Fiddlers Green Circle
        Greenwood Village, CO                                  80111
        ---------------------                                  -----
        (Address of principal executive offices)              (Zip Code)



              Registrant's telephone number, including area code:(303)222-1000

Item 4. Changes in Registrant's Certifying Accountant.

On May 1, 2002, NAVIDEC, Inc. (the "Company") engaged Hein + Associates LLP to replace Arthur Andersen LLP as the Company's independent accountant to audit the Company's financial statements for the year ended December 31, 2002. Arthur Andersen LLP was dismissed as the Company's independent accountant on the same date. The Audit Committee of the Company's Board of Directors approved the change in the Company's independent accountant.

The independent auditor's report of Arthur Andersen LLP dated April 3, 2002 for the Company's financial statements for the year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, and was not modified as to audit scope or accounting principles. However, the report did contain an explanatory fourth paragraph related to the uncertainty about Navidec's ability to continue as a going concern.

The independent auditor's report of Arthur Andersen LLP dated March 31, 2001 for the Company's financial statements for the year ended December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion, and was not modified as to audit scope or accounting principles.

During the Company's three most recent fiscal years and through the date of the dismissal of Arthur Andersen LLP, the Company did not have any disagreements with Arthur




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Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The letter of Arthur Andersen LLP required by Item 4 of Form 8-K, as referenced in Item 304(a)(3) of Regulation S-B, is filed as Exhibit 99.1 to this report.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Letter from Arthur Andersen LLP dated May 6, 2002.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Date: May 6, 2002                  NAVIDEC, Inc.


                                            By: /s/Ralph Armijo
                                            Ralph Armijo,
                                            President and Chief Executive
                                            Officer